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                           TELE-COMMUNICATIONS, INC.
                                Terrace Tower II
                                5619 DTC Parkway
                         Englewood, Colorado 80111-3000


                                                                       EXHIBIT 5
                                                                       ---------



                                 October 27, 1995

Board of Directors
Tele-Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, CO  80111-3000

Dear Sirs:

          I am Executive Vice President and General Counsel of Tele-Communications, Inc., a Delaware corporation (the "Company"), and this opinion is being delivered in connection with the filing of a Post-effective Amendment No. 2 on Form S-8 to the Company's Registration Statement on Form S-4 (No. 33-54263, the "Registration Statement"), with respect to the registration under the Securities Act of 1933, as amended, of (i) shares of the Company's Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share (the "TCI Group Shares"), and (ii) shares of the Company's Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share (the "Liberty Group Shares" and collectively with the TCI Group Shares, the "Shares"), that are issuable upon exercise of stock options (the "Options") or stock appreciation rights (the "SARs") granted under the Tele-Communications, Inc. 1994 Stock Incentive Plan (the "Plan"). The Company granted the Options and SARs in connection with certain Assumption and Amended and Restated Stock Option Agreements (the "Exchange Agreements"), in substitution for stock options and stock appreciation rights previously granted by the Company's predecessors and assumed by the Company.

          In connection therewith, I have examined, among other things, the originals, certified copies or copies otherwise identified to my satisfaction as being copies of originals, of the Restated Certificate of Incorporation and By-Laws of the Company, as amended; minutes of the proceedings of the Company's Board of Directors, including committees thereof; the Company's Proxy Statement/Prospectus, dated June 29, 1995, relating to the annual meeting of the Company's stockholders held on August 3, 1995; the Plan; the Exchange Agreements; and such other documents, records, certificates of public officials and questions of law as I deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion, I have relied, to the extent I deemed such reliance appropriate, on certificates of officers of the Company as to factual matters. I have assumed the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified,
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October 27, 1995
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conformed or reproduction copies.  I have further assumed that there will be no changes in applicable law between the date of this opinion and the date the Shares proposed to be sold by the Selling Stockholders pursuant to the Registration Statement are actually sold.

          Based upon the foregoing, I am of the opinion that each of the TCI Group Shares and the Liberty Group Shares that may be issued and sold upon the proper exercise of the Options and the SARs have been duly authorized and, when issued and sold in accordance with the terms of the Plan and the applicable Exchange Agreement, will be validly issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me contained therein under the heading "Item 5. Interest of Named Experts and Counsel." In giving the foregoing consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                 Very truly yours,

                                 /s/ Stephen M. Brett

                                 Stephen M. Brett
                                 Executive Vice President and
                                  General Counsel